Exhibit 32.2
Statement of Chief Financial Officer
Pursuant to Section 1350 of Title 18 of the United States Code
          Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Jeffrey D. Miller, the Senior Vice President and Chief Financial Officer of Donegal Group Inc., hereby certifies that, to the best of his knowledge:
1.	Our Form 10-Q Quarterly Report for the period ended March 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, our financial condition and results of operations.

Dated: May 8, 2006	/s/ Jeffrey D. Miller

Jeffrey D. Miller, Senior Vice President
and Chief Financial Officer

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